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                                                                    EXHIBIT 12.1
REEBOK INTERNATIONAL LTD.
(Amounts in Thousands)
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                                                December      December       December       December       December
                                                  2001          2000           1999           1998           1997
                                                --------      --------        -------       --------       --------
Earnings
 Pretax Income............................      $151,026      $129,878        $21,138       $ 35,852       $147,609
 Add:
   Interest on indebtedness...............        30,982        38,271         49,691         60,671         64,365
   Amortization of debt discount and                 393           231            344            363            399
     issuance costs.......................
   Portions of rent representative of             18,480        15,821         15,395         15,104         15,123
     the interest factor..................      --------      --------        -------       --------       --------


 Income as adjusted.......................      $200,881      $184,201        $86,568       $111,990       $227,496
                                                ========      ========        =======       ========       ========

Fixed Charges
   Interest on indebtedness...............      $ 30,982      $ 38,271        $49,691       $ 60,671       $ 64,365
   Amortization of debt discount and                 393           231            344            363            399
     issuance costs.......................
   Portions of rent representative of             18,480        15,821         15,395         15,104         15,123
     the interest factor..................      --------      --------        -------       --------       --------


 Fixed charges............................      $ 49,855      $ 54,323        $65,430       $ 76,138       $ 79,887
                                                ========      ========        =======       ========       ========

 Ratio of earnings to fixed charges.......          4.03          3.39           1.32           1.47           2.85
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